Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of First Bancorp following the completion of the merger with Select Bancorp, Inc. (“Select”) the holding company for Select Bank & Trust Company. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of First Bancorp and Select, as applicable, after giving effect to the merger and adjustments described in the footnotes following the proforma financial statements, and are intended to reflect the impact of the proposed merger on First Bancorp.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and should be read in conjunction with the separate historical audited consolidated financial statements of First Bancorp and Select. The unaudited pro forma condensed combined financial statements do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the merger. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of operating expenses, changes in corporate infrastructure and governance, the elimination of duplicative operating systems, and the combination of regulatory and financial reporting requirements. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger.

The unaudited pro forma condensed combined balance sheet relating to the merger reflect the merger as if it had been consummated on September 30, 2021 and includes transaction accounting adjustments for valuations of certain tangible and intangible assets by First Bancorp management pursuant to certain purchase accounting guidance. The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been consummated on January 1, 2020 and combine First Bancorp’s historical results for the nine months ended September 30, 2021 and the year ended December 31, 2020 with Select’s historical results for the same periods. The merger will be accounted for using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805-10, Business Combinations (“ASC 805”).

Transaction Accounting Adjustments

Transaction accounting adjustments are necessary to reflect the estimated purchase price of Select, including issuance of newly issued shares of our common stock pursuant to the merger, amounts related to Select’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the transaction accounting adjustments. Transaction accounting adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable, (iii) with respect to the unaudited pro forma combined condensed consolidated statement of income, expected to have a continuing impact on the combined results.
The transaction adjustments reflecting the completion of the merger is based upon the acquisition method of accounting in accordance with ASC 805 and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired. The estimated purchase price was calculated based upon $45.88 per share, the closing trading price of First Bancorp’s common stock on October 15, 2021. The final allocation of the purchase price will be determined after the completion of the merger. The purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma combined financial statements are based on management’s best estimates, using the information available at the date of acquisition, including the use of third-party valuation specialists. The purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements. See Note II for details of the transaction consideration calculation and the purchase accounting allocation.

The impact of applying Current Expected Credit Loss (“CECL”) methodology to Select has been included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021. In addition, the impact of the expected nonrecurring direct professional service costs associated with the merger is included. See Note 10 below for additional discussion of merger expenses expected to be incurred in connection with the merger. The unaudited pro forma condensed combined financial statements do not reflect indirect costs of integration activities, or benefits that may result from synergies that may be derived from any integration activities.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. You should read this information in conjunction with the accompanying notes to the unaudited pro forma combined financial statements which follow; the separate historical audited consolidated financial statements of First Bancorp as of December 31, 2020 and 2019, and for each of the three years ended December 31, 2020; and the separate historical audited consolidated financial statements of Select as of December 31, 2020 and 2019, and for each of the three years ended December 31, 2020.

FIRST BANCORP
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021

($ in thousands)	First Bancorp	Select	Transaction Accounting Adjustment	Notes	Pro Forma Combined
ASSETS
Cash & due from banks, noninterest-bearing	$80,090	23,403	—		103,493
Due from banks, interest-bearing	314,103	168,508	(1,430)	1	481,181
Total cash and cash equivalents	394,193	191,911	(1,430)		584,674

Securities available for sale	2,305,075	228,255	—		2,533,330

Securities held to maturity	367,893	—	—		367,893

Loans and leases held for sale	18,264	—	—		18,264

Loans	4,869,841	1,293,434	(9,310)	2	6,153,965
Allowance for credit losses on loans	(63,628)	(12,554)	(6,452)	3	(82,634)
Net loans	4,806,213	1,280,880	(15,762)		6,071,331

Premises and equipment	124,391	19,559	1,971	4	145,921
Operating right-of-use assets	16,900	7,952	—		24,852
Foreclosed properties	1,819	2,409	—		4,228
Goodwill	231,906	42,907	85,311	5	360,124
Other intangible assets	10,173	1,091	8,079	6	19,343
Bank-owned life insurance	133,919	30,901	—		164,820
Other	78,620	21,206	7,204	7	107,030
Total assets	8,489,366	1,827,071	85,373		10,401,810

LIABILITIES
Deposits: Demand - noninterest-bearing	2,765,360	475,636	—		3,240,996
Interest-bearing	4,667,405	1,089,809	(664)	8	5,756,550
Total deposits	7,432,765	1,565,445	(664)		8,997,546
Borrowings	60,764	12,372	(1,334)	9	71,802
Operating lease liabilities	17,323	8,426	—		25,749
Other liabilities	48,764	13,706	10,007	10	72,477
Total liabilities	7,559,616	1,599,949	8,009		9,167,574

SHAREHOLDERS’ EQUITY
Common stock	398,058	17,252	307,137	11	722,447
Additional paid-in-capital	—	132,704	(132,704)	12	—
Retained earnings	529,474	79,406	(99,309)	13	509,571
Stock in directors' rabbi trust assumed in acquisition	(1,791)	(2,449)	2,449	14	(1,791)
Directors' deferred fee obligation	1,791	2,449	(2,449)	14	1,791
Accumulated other comprehensive income (loss)	2,218	(2,240)	2,240	12	2,218
Total shareholders’ equity	929,750	227,122	77,364		1,234,236
Total liabilities and shareholders’ equity	8,489,366	1,827,071	85,373		10,401,810

See accompanying notes to pro forma balance sheet.

FIRST BANCORP
Unaudited Pro Forma Condensed Combined Income Statement
For the Nine Months Ended September 30, 2021

($ in thousands, except per share data)	First Bancorp	Select	Transaction Accounting Adjustments	Notes	First Bancorp and Select - Pro Forma Combined
Interest income
Interest and fees on loans	$154,325	50,743	1,469	15	206,537
Interest on investment securities	23,568	2,864	390	16	26,822
Other, principally overnight investments	1,809	139	—		1,948
Total interest income	179,702	53,746	1,859		235,307

Interest expense
Savings, checking and money market accounts	3,353	2,116	—		5,469
Time deposits	2,660	2,457	126	17	5,243
Borrowings	1,139	252	74	18	1,465
Total interest expense	7,152	4,825	200		12,177
Net interest income	172,550	48,921	1,659		223,130
Provision (reversal) for loan losses	(1,400)	(1,334)	—		(2,734)
Provision for unfunded commitments	2,988	—	—		2,988
Total provision (reversal) for credit losses	1,588	(1,334)	—		254
Net interest income after provision (reversal) for loan losses	170,962	50,255	1,659		222,876

Noninterest income
Service charges on deposit accounts	8,766	759	—		9,525
Other charges, commissions and fees	18,482	2,660	—		21,142
Mortgage banking income	8,914	787	—		9,701
Commissions from sales of insurance and financial products	5,854	—	—		5,854
SBA consulting fees	6,079	—	—		6,079
SBA loan sale gains	6,981	416	—		7,397
Bank-owned life insurance income	1,945	469	—		2,414
Securities gains (losses)	—	—	—		—
Other gain (losses)	1,533	157	—		1,690
Total noninterest income	58,554	5,248	—		63,802

Noninterest expenses
Salaries and employee benefits	75,074	18,042	—		93,116
Occupancy and equipment expense	11,413	2,966	55	19	14,434
Merger and acquisition expense	665	—	—		665
Intangibles amortization	2,437	422	1,052	20	3,911
Foreclosed property losses (gains)	7	109	—		116
Other	32,271	9,971	—		42,242
Total noninterest expenses	121,867	31,510	1,107		154,484
Income before income taxes	107,649	23,993	552		132,194
Income taxes	22,527	5,425	127	21	28,079
Net income	85,122	18,568	425		104,115
Basic earnings per share	2.99	1.07			2.94
Diluted earnings per share	2.99	1.07			2.93
Weighted average common shares - basic	28,358,393	17,281,656	(10,211,285)	22	35,428,764
Weighted average common shares - diluted	28,514,405	17,329,035	(10,258,664)	22	35,584,776

See accompanying notes to pro forma income statement.

Notes to Unaudited Pro Forma Condensed Combined Financial Statement
($ in thousands except per share data)

Note I – Transaction Accounting Adjustments
The following transaction accounting adjustments have been reflected in the unaudited pro forma combined consolidated financial information. Adjustments are based on assumptions and valuations determined as of the October 15, 2021 transaction closing and as included in the December 31, 2021 audited financial statements of the Company.

1.This represents the payment of cash for the value of the existing Select stock options in accordance with the terms of the merger agreement in the amount of $1,404 plus the payment for fractional shares of $26.

2.This represents the adjustment to loans to reflect fair value adjustments, which include lifetime credit loss expectations for loans, current interest rates and liquidity, as well as the gross up of purchased credit deteriorated (“PCD”) loans. The adjustment includes the following:

Reversal of historical Select loan fair value adjustments	$5,049
Estimate of loan fair value adjustments	(19,254)
Gross up of PCD loans for credit mark	4,895
Total adjustments to loans	$(9,310)

3.The adjustments to the allowance for credit losses on loans includes the following:

Reversal of historical Select allowance for loan losses	$12,554
Estimate of lifetime credit losses for PCD loans	(4,895)
Estimate of lifetime credit losses for non-PCD loans (Day 2)	(14,111)
Total adjustments to allowance for credit losses	$(6,452)

In the above table, the adjustment for non-PCD loans (Day 2) is recorded as a provision for credit losses on loans that will be recorded immediately following the closing of the transaction as a charge to earnings. This is reflected as an adjustment to retained earnings (tax-effected) on the proforma balance sheet.

4.This is the fair market value adjustment to Select’s land and buildings, based on First Bancorp’s evaluation and current appraisals. The adjustment is comprised of a $2,194 write-up on buildings and a ($223) write-down on land. Also see Note 19.

5.This is the estimated amount of goodwill to be recorded related to this acquisition of $128,187, less Select’s historical goodwill amount of $42,907. Also see Note II below.
6.This is the core deposit intangible asset related to acquired core deposit accounts amounting to $9,170, less Select’s historical core deposit intangible of $1,091. Also see Note 20.

7.This represents the current tax benefit and deferred tax assets related to the fair value adjustments (net of reversal of Select’s historical deferred taxes) and the merger-related expenses at a blended federal and state rate of 22.98%, except for merger and acquisition expenses that are not tax deductible.

8.This is the fair value adjustment associated with Select’s time deposits. Also see Note 17.

9.This is the fair market value adjustment associated with Select’s borrowings. Also see Note 18.

10.This represents two items: i) a provision for credit-losses on unfunded commitments of $3,982 that will be recorded immediately following the transaction as a charge to earnings (Day 2) related to lifetime expected losses on unfunded loan commitments, and ii) a liability for expected nonrecurring direct professional service costs associated with the merger of $6,025 to be incurred immediately following the legal close. These are reflected as adjustments to retained earnings (tax-effected) on the proforma balance sheet.

In addition to the $6,025 in expected nonrecurring direct professional service costs associated with the merger and included in the transaction accounting adjustments, First Bancorp estimates that an additional $14,975 in merger expenses will be recorded in connection with the merger, which will result in a total of $21,000 in merger expenses expected to be incurred, as follows:

Merger Transaction Costs Schedule
Professional fees - direct	$6,025
Professional fees – other	1,000
Salaries and employee benefits	8,000
Contract termination fess	5,000
Other noninterest expense	975
Total merger related costs	$21,000

11.This adjustment represents the value of the 7,070,371 shares of First Bancorp common stock issued to Select shareholders, based on the $45.88 closing price of First Bancorp common stock on October 15, 2021 totaling $324,389, less the adjustment for Select’s $17,252 in common stock.

12.Additional paid-in-capital and accumulated other comprehensive loss of Select is eliminated as part of the accounting entries to reflect the merger transaction.

13.This adjustment reflects the change in retained earnings, computed as follows:

Provision for credit losses for non-PCD loans (Day 2)	$(14,111)
Provision for credit losses on unfunded loan commitments (Day 2)	(3,982)
Non-recurring merger expenses (Day 2)	(6,025)
Tax benefit associated with the adjustments above	4,215
Reversal of historical Select retained earnings	(79,406)
Total adjustments to retained earnings	$(99,309)

14.This adjustment reflects liquidation of Select’s rabbi trust as of the acquisition date.

15.This reflects the expected discount accretion associated with the fair market value adjustment related to loans, less the historical acquisition-related discount accretion recorded by Select during the respective periods. The loan fair value adjustment is amortized using the sum-of-the-years-digits method over 5 years.

16.This reflects the expected discount accretion associated with the unrealized losses of Select’s available for sale securities. The fair market value adjustment is assumed to be amortized on a straight-line basis over the estimated average remaining life of the securities, which is approximately 5.6 years.

17.This is the estimate of amortization expense associated with the fair market value adjustment related to time deposits. The fair market value adjustment is assumed to be amortized on an effective interest method over the estimated life of the time deposits.

18.This is the estimate of amortization expense associated with the fair market value adjustment related to borrowings. The fair market value adjustment is assumed to be amortized on a straight-line basis over the remaining life of the related borrowing, which is approximately 13.5 years.

19.This is the estimate of depreciation expense associated with the fair market value adjustment related to buildings. The fair market value adjustment is assumed to be amortized on a straight-line basis over the remaining life of the buildings, which is approximately 30 years. Also see Note 4.

20.This is the estimated incremental amortization expense of the core deposit intangible arising in this transaction and is based on the sum-of-the-years-digits method over 7 years.

21.This is the estimated impact on income tax expense related to the transaction accounting adjustments at a blended federal and state rate of 22.98%.

22.This is the adjustment necessary to eliminate the weighted-average shares of Select stock and to record the expected number of First Bancorp shares of to be issued as merger consideration of 7,070,371 based on the exchange ratio of 0.408 per share. Also see Note II below.

Note II – Preliminary Purchase Accounting Allocation

The unaudited pro forma combined consolidated financial information reflects the pro forma issuance of 7,070,371 shares of First Bancorp common stock with an aggregate value of $324,389 based on the October 15, 2021 closing stock price of $45.88, as well as cash consideration of $1,430.

The merger will be accounted for using the acquisition method of accounting; accordingly, First Bancorp’s cost to acquire Select will be allocated to the assets (including identifiable intangible assets) and liabilities of Select at their respective estimated fair values as of the merger date. Accordingly, the proforma purchase price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as summarized in the following table.

(Dollars in thousands, except per share data)
Transaction Pro Forma Consideration:
Number of Select shares outstanding at balance sheet date	17,329,341
Merger exchange ratio	0.408
Number of First Bancorp shares to be issued in merger	7,070,371
First Bancorp share price	$45.88
Purchase price of Select common shares	$324,389

Number of Select stock options outstanding at balance sheet date	193,419
Cash out price per merger agreement	$18.00
Weighted average exercise price	10.74
Cash out value per stock option	7.26
Cash out of all stock options	1,404

Cash paid in lieu of fractional shares to be issued	26

Total purchase price of Select common stock and stock options	$325,819
Equity of Select at balance sheet date	227,122

Preliminary goodwill	$98,697
Fair Value Adjustments:
Loan mark, net	(9,310)
Allowance for credit losses, net	7,659
Core deposit intangibles and servicing right adjustment	8,079
Premises	1,971
Time Deposit interest rate mark, net	664
Borrowing mark	1,334
Deferred taxes associated with fair value adjustments	2,989
Proforma Goodwill adjustment	85,311

Add: Select goodwill reversal	42,907
Total Goodwill	$128,218